Exhibit 5.1 DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com T 858.677.1400 F 858.677.1401

March 30, 2021
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, CA 92121
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
You have requested our opinion with respect to the Registration Statement on Form S-3 (the “Registration Statement”) filed by QUALCOMM Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”), in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the proposed offer and sale of the Securities (as defined below).
The Registration Statement relates to the proposed offer and resale by the selling stockholders (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of an aggregate of up to 1,177,635 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (the “Securities”). The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein, and the Prospectus Supplements.
In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents (other than with respect to the Company).

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Securities have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)

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